MANUFACTURING AGREEMENT

THIS MANUFACTURING AGREEMENT (this "Agreement") is made by and between Private Label Nutraceuticals, Inc. ("Manufacturer"), a Georgia Corporation, with principal office located at 1900 Beaver Ridge Circle, Norcross, GA and All Star Health Brands_Inc , ("The Client"), a corporation, with principal office located at 2681 Eglington Ave, Toronto, Ontario M6M1T8 Canada, as of this 1st day of May, 2014 (the "Effective Date").

RECITALS

A. Private Label Nutraceuticals or one or more of its subsidiaries, partners, sister companies will provide services and has developed products that it owns the rights to ("The Products") or will produce products on behalf of "the client" with formulas that "The Client" has specified and has the rights to.

B. All Star Health Brands Inc ("The Client") wishes to engage the capabilities, facilities and equipment of ("The Manufacturer") to purchase products listed in each sales order.

AGREEMENT

NOW, THEREFORE, in consideration of the above Recitals, the mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto hereby agree as follows:

1. Definitions. For purposes of this Agreement, in addition to other defined terms set forth in this Agreement, the terms set forth below will have the following meanings:

1.1 "Action" means any actual or threatened claim, suit, demand, arbitration, hearing, inquiry, proceeding, complaint, charge or investigation by or before any court, Regulatory Authority or arbitrator.

1.2 "Breach" means a violation or infraction, as of a law, a legal obligation, agreement or a promise.

1.3 "cGMP(s)" means current good manufacturing practices established under the FDCA and the regulations promulgated thereunder; and other comparable laws and regulations of any competent Regulatory Authorities.

1.4 "Claim Notice" means information or knowledge of certain facts. The formal receipt of papers that provide specific information.

1.5 "Damages" means any and all losses, liabilities, obligations, costs, expenses, damages or judgments of any kind or nature whatsoever (including reasonable attorneys, accountants' and experts' fees, disbursements of counsel and other costs and expenses).

1.6 "Effective Date", means the date written, as set forth above in the preamble of this Agreement.

1.7 "Person" means any natural person, corporation, partnership, limited partnership, limited liability company, proprietorship, other business organization, trust, union, association or Regulatory Authority.

1.8 "Product" means any product described in the Sales Order.

1.9 "Proprietary Information" means all information relating to the Product or as applicable, concerning the properties, composition or structure of.

2.0 "Proprietary Rights" means any and all patent rights, copyrights, mask work, trade secret rights and all other intellectual and industrial property rights.

2.1 "Reasonable Efforts" means a reasonable sustained, continued and active application of diligent efforts, resources and urgency consistent with the manner in which either Party would normally give priority and no less than the efforts, urgency and resources commonly used in its own business.

2.2 "Sales Order" means the written order that is sent and approved by the client that describes, the Product, formulations, packaging, pricing and terms. Acceptance of the Sales Order constitutes an agreement that "The Client" has approved the order.

2. Private Label Nutraceuticals and Other Services

2.1 Subject to the terms, conditions and provisions of this Agreement, "The Manufacturer" hereby covenants and agrees that during the "Term" it will, in good faith obtain the raw ingredients and manufactures the products as described in the sales order.

(A) "The Manufacturer" will perform with the terms and conditions of this Agreement and be in compliance with the Specifications, cGMPs and FDA regulations.

(B) "The Manufacturer" will communicate and implement, as soon as reasonably possible, any change or modification to the Specifications of the Product as requested in writing by the client.

(C) "The Manufacturer" will implement, as soon as reasonably possible, any change or modification to the manufacture or Specifications of the Product, Supplement of Label claims as required or recommended by any Regulatory Authority or required by cGMPs or Legal Requirements. "The Client" will be notified and determine how to proceed with the changes.

(D) Keep retained samples and records, reports and accounts in connection with or relative to the Product.

(E) Following completion of Product, "The Manufacturer" will perform product testing as required by applicable Legal Requirements and provide a Certificate of Analysis.

2.2 "The Client" will, in good faith, review the sales order for accuracy and upon acceptance by email and or deposit confirm the production of the sales order.

2.3 "The Client" or its licensees or designees will be solely responsible for obtaining and maintaining compliance with any Regulatory Approvals relating to the exportation, marketing, sale, clinical testing, distribution, claims and use of the Product.

2.4 "The Client" will have the right at any time upon prior written notice of five business days and during regular business hours to inspect and examine the parts of the Facilities used in connection with and relative to the Product. Any such inspection or examination shall be scheduled at such time and conducted in such manner as to minimize disruption to "The Manufacturers" normal operations.

2.5 "The Client" will assign on the Sales Order the method of transportation of the product and be responsible for payment of such transportation costs including insurance, duties and tariffs that may apply.

3. <u>Price and Payment</u>.

3.1 With the issuance by "The Manufacturer" of a Sales Order and at acceptance of each Sales Order by "The Client"; "The Client will make a 50% payment of each Sales Order. The "Client" understands and accepts that the 50% deposit is non-refundable.

3.2 With the completion of the Sales Order and prior to shipment the balance owed will be delivered to "The Manufacturer". Upon clearance of such funds, the shipment will be shipped according to the instructions on the Sales Order at "The Clients" cost.

4. <u>Regulatory Approval</u>.

4.1 "The Manufacturer" will use Reasonable Efforts to cooperate with "The Client" and its licensees with respect to obtaining all Regulatory Approvals relating to the Product. All costs associated with such approval shall be paid for by "The Client".

4.2 It is "The Client" responsibility to provide a written request of all documents required.

5. <u>Rejected Product</u>.

5.1 "The Client" will inspect all products at the time of receipt of the product. If after inspection of Product "The Client" notifies "The Manufacturer" that any Product is non-compliant, as determined by such "Clients" testing and inspection of the Product, the Parties will in good faith attempt to mutually work together to resolve and make right the non-compliant product.

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5.2 If the Parties are unable to mutually resolve the problem within 60 days of the delivery of a rejection notice by either Party, such dispute will be resolved by an independent, FDA-approved testing organization or consultant of recognized repute within the U.S. Nutraceutical industry, to be mutually designated by the Parties, the designation of which will not be unreasonably withheld or delayed by either Party. To the extent the Parties are unable to agree on a testing organization or consultant, each Party will designate one such entity and those two entities will agree on a mutually acceptable testing entity. The testing entity of the Product shall determine the source of the non-compliance. Both Parties will provide the testing entity with such information as the testing entity reasonably requires in order making such determination. Any determination by the independent third party testing entity will be final and binding upon the Parties:

(A) To the extent that a Rejected Product is determined to be such as a result of "The Manufacturer", it will be replace by the "The Manufacturer" as promptly and practicable as possible at the cost of "The Manufacturer".

6. Adverse Experience Reporting. Each Party will promptly report to the other Party any information of which it becomes aware concerning any adverse drug experience in connection with the use of the Product, including the incidence and the severity thereof. Each Party shall be responsible for reporting adverse experiences in accordance with applicable Legal Requirements

7. Product Liability.

7.1 "The Manufacturer" shall maintain product liability insurance with respect to the Product with a reputable carrier. "The Manufacturer's" product liability insurance covers the liability of the product being made to specification, with the appropriate testing performed with each product delivered to "The Client" and does not forgo "The Client's" responsibility to seek additional product liability and business interruption insurance to provide for coverage that exceeds "The Manufacturer's" responsibility including claims made or implied by "The Client".

7.2 Each Party must notify the other Party as promptly as practicable if a Product Liability Claim is commenced or threatened against any Party. Each Party must cooperate with the other Party in connection with any Product Liability Claim that is commenced or threatened against the other Party.

7.3 If a Product Liability Claim is asserted against both Parties, each Party will have the right, at its own cost to designate counsel to defend itself in such Product Liability Claim. If a Product Liability Claim is brought against one Party but not the other Party, the named Party will have absolute control of litigation.

8. Term and Termination.

8.1 This Agreement will commence on the Effective Date of each sales order and will continue through the execution of each sales order executed by "The Client". The Term shall be for one year from the execution of each sales order and can be terminated by either party with 30 days written notice.

8.2 Either Party may terminate the contract if a Breach occurs and is not curable in 60 days, and the breaching or defaulting Party in good faith notifies the other Party in writing prior to the 60 days that it is initiating cure of the Breach

8.3 This Agreement may be terminated immediately by either Party:

(A) does not pay its debts generally as they become due, or is unable to pay its debts generally as they become due;

(B) has or has instituted against it any proceeding seeking to adjudicate it bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors;

(C) makes a general assignment for the benefit of creditors;

(D) seeks the entry of an order for relief or the appointment of a receiver, liquidator, sequestrator, trustee, custodian or similar official for it; or

(E) takes advantage of any other law or procedure for the protection of creditors.

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9. Confidentiality.

9.1 Each Party recognizes that the other Party holds its Proprietary Information as important. In particular, each Party recognizes that the other Party's Proprietary Information (and the confidential nature thereof) is critical to the other Party's business and that neither Party would enter into this Agreement without assurance that such information and the value thereof will be protected as provided in this Section 11 and elsewhere in this Agreement.

9.2 Each Party must, therefore:

(A) hold the other Party's Proprietary Information in confidence and take reasonable precautions to protect the Proprietary Information (including, without limitation, no less than all precautions that it employs with respect to its own confidential materials);

(B) except as required by law, regulation or legal process, not divulge (except pursuant to a sublicense expressly authorized in this Agreement) the other Party's Proprietary Information or any information derived therefrom to any third person; provided, however, that if a Party is required to make any such disclosure of the other Party's Proprietary Information, such Party shall give reasonable advance notice to the other Party of such required disclosure and will use reasonable efforts consistent with prudent business judgment to secure confidential treatment of such Proprietary Information prior to its disclosure (whether through protective orders or confidentiality agreements or otherwise); and provided, further that if either Party is required to disclose Proprietary Information, each Party will provide the other Party with prompt written notice so that each Party may seek, an appropriate protective order to avoid disclosure of such Proprietary Information.

(C) and not make any use whatsoever at any time of the other Party's Proprietary Information except for purposes of and expressly authorized in this Agreement.

9.3 Any employee or contractor given access to any Proprietary Information must have a legitimate "need to know" and must be bound in writing to maintain the confidence of information to which it is given access.

9.4 Without granting any right or license, the disclosing Party agrees that the foregoing restrictions will not apply with respect to information that the receiving Party is able to demonstrate by competent evidence:

(A) is in or (through no improper action or inaction by the receiving Party or any Affiliate of the receiving Party or their agents or employees) enters the public domain (and is readily available without substantial effort);

(B) was rightfully disclosed to it by another Person without restriction; or

(C) was independently developed by it by Persons without access to such information and without use of any of the disclosing Party's Proprietary Information.

9.5 Each Party's obligations under this Section 9 will terminate five years after the date of termination or expiration of this Agreement. The Parties recognize and acknowledge that prior to the Effective Date of this Agreement, each Party has received the other Party's Proprietary Information and each hereby agrees to protect the Proprietary Information to the same extent as set forth in this Section 9.

9.6 Immediately upon termination or expiration of this Agreement, each Party will turn over to the other Party all Proprietary Information of the other Party and all documents or media containing any Proprietary Information and any and all copies or extracts thereof.

9.7 Each Party acknowledges and agrees that due to the unique nature of Proprietary Information, there may be no adequate remedy at law for any breach of a Party's obligations under this Section 9, that any breach may result in irreparable harm to the disclosing Party, and therefore, that upon any breach or any threat of breach, the disclosing Party will be entitled to appropriate equitable relief (without the posting of any bond) in addition to whatever remedies it might have at law in connection with any breach or enforcement of the receiving Party's obligations under this Agreement or the unauthorized use or release of any Proprietary Information.

9.8 Each Party hereby acknowledges that it and its Affiliates do not have, and shall not acquire by virtue of this Agreement, any rights to or under any goodwill, trademark, and trade name, copyright, patent or other intellectual property of trademarks or trade names appearing on the label, packaging or any similar materials of the Product.

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9.9 If either Party becomes aware of any product or activity of any third Party that involves or may involve infringement or other violation, that Party must promptly notify the other Party in writing of the infringement or violation.

10. Indemnification.

10.1 Each Party agrees, to indemnify, defend and hold harmless the other party, it's sister, subordinate or any other company and affiliates and their respective officers, directors, employees and agents from any Damages incurred by or assessed against them resulting from a third party claim caused by or alleged to be caused by gross negligence, bad faith, intentional misconduct or intentional failure to perform any of its obligations under this Agreement; and any Product Liability Claim arising from the gross negligence or bad faith of, or intentional misconduct or intentional breach of this Agreement.

10.2 If any Party entitled to be indemnified pursuant to this Section 10 (an "Indemnified Party") receives notice of the assertion by any Person of any claim or of the commencement by any such Person of any Action (any such claim or Action being referred to herein as an "Indemnifiable Claim") with respect to which another Party hereto (an "Indemnifying Party") is or may be obligated to provide indemnification, the Indemnified Party must promptly notify the Indemnifying Party in writing (the "Claim Notice"). The failure to provide such notice will not relieve or otherwise affect the obligation of the Indemnifying Party to provide indemnification hereunder, except to the extent that any Damages directly resulted or were caused by such failure.

10.3 The Indemnifying Party will have 30 days after receipt of the Claim Notice to undertake, conduct and control, through counsel of its own choosing and at its expense, the settlement or defense of the claim, and the Indemnified Party will cooperate with the Indemnifying Party in connection with the settlement or defense, if:

(A) the Indemnifying Party permits the Indemnified Party to participate in the settlement or defense through counsel chosen by the Indemnified Party (subject to the consent of the Indemnifying Party, which consent shall not be unreasonably withheld);

(B) the fees and expenses of such counsel will not be borne by the Indemnifying Party; and

(C) the Indemnifying Party does not settle any Indemnifiable Claim without the Indemnified Party's consent. So long as the Indemnifying Party is vigorously contesting any Indemnifiable Claim in good faith, the Indemnified Party may not pay or settle the claim without the Indemnifying Party's consent, which consent shall not be unreasonably withheld.

10.4 If the Indemnifying Party does not notify the Indemnified Party within 30 days after receipt of the Claim Notice that it elects to undertake the defense of the Indemnifiable Claim described in the Claim Notice, the Indemnified Party has the right to contest, settle or compromise the Indemnifiable Claim in the exercise of its reasonable discretion. However, the Indemnified Party must notify the Indemnifying Party of any compromise or settlement of any such Indemnifiable Claim.

10.5 NOTWITHSTANDING ANYTHING TO THE CONTRARY HEREIN, NEITHER PARTY WILL BE LIABLE HEREUNDER FOR MONETARY DAMAGES UNDER ANY CONTRACT, NEGLIGENCE, STRICT LIABILITY OR OTHER.

11. Miscellaneous Provisions.

11.1 Independent Contractors. "The Manufacturer" and "The Client" are independent Parties, and nothing contained herein will be construed to create a joint venture, partnership or similar relationship. Neither Party is authorized to, nor will it, make any statements, claims, representations, warranties or otherwise act in any way so as to incur any liability whatsoever for which the other Party may become directly, indirectly or contingently liable.

11.2 Assignment. The rights and obligations of the Parties under this Agreement may not be assigned or transferred in any manner, including, without limitation, by operation of law, sale of stock or sale of assets, without the prior written approval, which shall not be unreasonably withheld, of the other Party (and any attempt to do so will be void) except that rights to payment of money may be assigned without such approval.

11.3 Notices. Any and all notices given pursuant to this Agreement shall be in writing and shall be deemed duly given (a) on the date of delivery if delivered personally, (b) upon confirmation of receipt if delivered by facsimile, (c) on the first business day following the date of

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dispatch if delivered by a recognized next-day courier service, or (d) on the date received if delivered by registered or certified mail, return receipt requested, postage prepaid. All notices hereunder shall be delivered as set forth below, or pursuant to such other instructions as may be designated in writing by the Party to receive such notice:

If to "The Manufacturer":

1900 Beaver Ridge Circle
Norcross, GA 30071
Fax:
Attention: Chief Executive Officer
Attention: General Counsel

If to "The Client":

All Star Health Brands Inc________

2681 Eglington Ave.
Toronto, Ontario M6M1T8
Canada________________

11.4 Force Majeure.

(A) The obligations of a Party hereunder will be suspended during the time and to the extent that such Party is prevented from complying therewith due to any event or circumstances beyond the reasonable control and without the fault or negligence of the affected Party (which circumstance is hereinafter referred to as "Force Majeure"), including but not limited to floods, fire, storms, earthquakes, lockouts, explosion, hostilities, war (whether declared or undeclared), acts of terrorism, civil disturbances, order or acts of any government, whether de jure or de facto or any official purporting to act under authority of any such government (other than as to Regulatory Approval), illegality arising from domestic or foreign laws or regulations, insurrections, quarantine or custom restrictions (other than due to the action or inaction of the Party claiming a Force Majeure), acts of God or other similar events beyond the reasonable control of, as the case may be, which results in hindrance of the performance by the Party of its obligations hereunder.

(B) As soon as possible after being affected by a Force Majeure circumstance, the affected Party must furnish to the other Party all particulars of the Force Majeure and the manner in which its performance is thereby prevented or delayed. The Party whose obligations hereunder have been suspended will promptly and diligently pursue appropriate action to enable it to lift the Force Majeure situation, except that Party shall not be obligated to settle any strike, lockout or other labor difficulty on terms contrary to its wishes.

11.5 Amendment and Waiver. This Agreement (including the Exhibits hereto) may be amended, modified, superseded or cancelled, and any other of the terms or conditions hereof may be modified, only by a written instrument executed by both Parties or, in the case of a waiver, by the Party waiving compliance. Failure of either Party at any time or times to require performance of any provision hereof will in no manner affect the right of such Party at a later time to enforce the same, and no waiver of any nature, whether by conduct or otherwise, in any one or more instances, will be deemed to be or considered as a further or continuing waiver of any provision of this Agreement.

11.6 Severability. If any one or more of the agreements, provisions or terms contained herein are declared invalid, illegal or unenforceable in any respect, the validity of the remaining agreements, provisions or terms contained will shall in no way be affected, prejudiced or invalidated thereby.

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11.7 Entire Agreement. This Agreement, together with the Exhibits hereto and the Specifications, contains the entire agreement between the Parties, and supersedes any agreements between them with respect to the subject matter hereof.

11.8 Section Headings; Recitals. The section headings contained in this Agreement are for reference purposes only and will not affect in any way the meaning or interpretation of this Agreement. The recitals are hereby incorporated into this Agreement by reference.

11.9 Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the substantive law (without regard to conflicts of law provisions) of the State of Georgia.

11.10 Consent to Jurisdiction. Each Party irrevocably agrees that any legal action or proceeding with respect to this Agreement, the transactions contemplated hereby, any provision hereof, the breach, performance, validity or invalidity hereof or for recognition and enforcement of any judgment in respect hereof brought by another Party or its successors or permitted assigns shall be brought and determined in any federal or state court located in the State of Georgia, and each hereby irrevocably submits with regard to any such action or proceeding for themselves and in respect to their property, generally and unconditionally, to the exclusive jurisdiction of the aforesaid courts. Each Party hereby irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any action or proceeding with respect to this Agreement, the transactions contemplated hereby, any provision hereof or the breach, performance, enforcement, validity or invalidity hereof, (A) any claim that it is not personally subject to the jurisdiction of the above-named courts for any reason other than the failure to lawfully serve process, (B) that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (C) to the fullest extent permitted by applicable laws, that (i) the suit, action or proceeding in any such court is brought in an inconvenient forum, (ii) the venue of such suit, action or proceeding is improper and (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.

11.11 No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the Parties hereto to express their mutual intent, and no rule of strict construction will apply to any term or condition of this Agreement.

11.12 Survival. Except to the extent that any monies are owed and not yet paid, none of the provisions herein shall survive termination or expiration of this Agreement.

11.13 Counterparts. This Agreement may be executed in separate counterparts, each of which will be deemed to be an original, but which together will constitute one and the same instrument. An executed signature page of this Agreement delivered by facsimile transmission shall be effective as an original executed signature page.

11.14 Enforcement. The Parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed by the Parties in accordance with their specific terms. It is accordingly agreed that the Parties shall be entitled to specific performance of the terms hereof, this being in addition to any other remedy to which a Party is entitled at law or in equity.

IN WITNESS WHEREOF, the Parties hereto have executed this Manufacturing Agreement as of the date and year first written above.

By "The Manufacturer"

Name : Kevin Harden

Signature [signature]

Date 5/1/2014

By "The Client"

Name Peter Daniel Bagi

Signature [signature]

Date May 1, 2014